UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 22, 2007
CSK AUTO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13927 (Commission File Number)	86-0765798 (I.R.S. Employer Identification No.)

645 E. Missouri Ave. Suite 400, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (602) 265-9200
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously announced on a Form 8-K dated October 23, 2006, to reinforce and encourage the continued attention and dedication of members of the Company’s senior management team, the Compensation Committee of the Board of Directors of CSK Auto Corporation (the “Company”) proceeded with the review and approval of modifications to the form of severance and retention agreement (as approved, the “New Agreement”) applicable to each of the Company’s executive and senior vice presidents (collectively, the “senior officers”), consisting of an increase in standard severance benefits (payable in the event of a termination of employment by the Company without cause or by the executive for good reason) from 50% of salary plus target bonus (as was formerly the arrangement for all but one of the senior officers) to 100% of salary plus target bonus, and such other changes as were deemed appropriate.
Each of the Company’s six senior officers, including named executive officers Dale Ward (Executive Vice President) and Larry Buresh (Senior Vice President and Chief Information Officer) and the Company’s principal financial officer, James Riley, entered into an agreement with CSK Auto, Inc., the Company’s wholly-owned subsidiary, in substantially the form of the New Agreement. The New Agreement is attached hereto as Exhibit 10.1 and is incorporated in this Item 5.02 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibit is filed with this Form 8-K:

Exhibit No.	Description
10.1	Form of Amended and Restated Severance and Retention Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

	By:	/s/ Randi Val Morrison
Randi Val Morrison
Senior Vice President, General Counsel
and Secretary

DATED: February 27, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Amended and Restated Severance and Retention Agreement.